UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2021

FORMA THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39333	37-1657129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Forma Therapeutics Holdings, Inc.

300 North Beacon Street, Suite 501

Watertown, Massachusetts 02472

(Address of principal executive offices, including zip code)

(617) 679-1970

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FMTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On December 11, 2021, Forma Therapeutics Holdings, Inc. (the Company) issued a press release titled “Forma Therapeutics’ Investigational Once-Daily Etavopivat Significantly Improved Anemia and Red Blood Cell Health in Patients with Sickle Cell Disease,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, the Company has made available on its website the Company’s investor presentation from the 63rd American Society of Hematology (ASH) Annual Meeting. The presentation has been added to the Company’s website at https://ir.formatherapeutics.com/. A copy of the presentation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Etavopivat Phase 1 Trial Findings Presented at ASH

On December 11, 2021, the Company announced etavopivat, the Company’s investigational oral, once-daily, selective pyruvate kinase-R (PKR) activator, significantly improved anemia and red blood cell (RBC) health with a favorable tolerability and safety profile in patients with sickle cell disease (SCD).

These Phase 1 trial findings, presented in two oral sessions on Dec. 11 at the ASH Annual Meeting, support a highly differentiated etavopivat profile to potentially improve the lives of patients with SCD, including increases in hemoglobin, improvements in RBC health, and decreases in vaso-occlusive crises (VOCs).

In the open label cohort of a randomized, placebo-controlled Phase 1 trial (NCT03815695), 15 patients received etavopivat 400 mg once daily for up to 12 weeks, with a data cutoff as of Nov. 23, 2021.

Significant and sustained improvement in anemia and RBC health

Etavopivat administered for up to 12 weeks reduced anemia by significantly raising and sustaining hemoglobin levels. A hemoglobin increase >1 g/dL was experienced by 73.3 percent (11/15) of patients (p<0.0001), with a maximal mean increase of 1.5 g/dL.

Etavopivat therapy also significantly increased the lifespan of RBCs and decreased hemolysis, as measured by three biomarkers that together indicate enhanced survival of RBCs. Durability of these improvements was sustained throughout the 12 weeks of treatment: absolute reticulocyte count (ARC, p<0.05), indirect bilirubin (p<0.0001), and lactate dehydrogenase (p<0.05).

In addition, an analysis of all patients in the 12-week open label cohort showed a decreasing trend in VOCs requiring hospitalization when compared to the rate 12 months prior to trial entry. Of the 15 patients receiving etavopivat, only a single VOC was reported while on treatment, which was precipitated by a grade 3 COVID-19 infection, representing an annualized VOC rate of 0.3. The cohort’s pre-study annualized VOC rate was 0.93 (13 events).

Etavopivat was well tolerated, consistent with safety profile of underlying SCD

The primary endpoint of the Phase 1 trial was the incidence, frequency, and severity of adverse events (AEs). In the 12-week open-label extension, most AEs were grades 1 and 2. Two patients reported three serious grade 3 AEs on treatment, including a VOC following a COVID-19 infection unrelated to treatment, and a previously reported deep vein thrombosis. During the four weeks post-treatment, three patients reported four serious AEs, all grade 3 and considered unrelated to etavopivat, including VOC, syncope, and acute chest syndrome and VOC following a respiratory infection.

Etavopivat multimodal mechanism of action improved biomarkers of RBC health and SCD in exploratory analyses

Findings from exploratory analyses showed improvements in RBC health and function as measured by biomarkers of SCD during 12 weeks of etavopivat therapy.

Etavopivat’s multimodal mechanism of action via PKR activation resulted in increased adenosine triphosphate (ATP), and decreased 2,3-diphosphoglycerate (2,3 DPG), which was sustained during 12 weeks of etavopivat treatment. Four weeks post treatment, ATP and DPG levels gradually returned to pre-treatment levels, suggesting the potential durability of etavopivat on RBC health may persist for 1-4 weeks following the treatment period.

Surrogate marker results showed etavopivat normalized the affinity of hemoglobin for oxygen, resulting in improved oxygen release in the peripheral tissues and reducing RBC sickling. Further analysis after two weeks of etavopivat treatment support improved RBC membrane health, with increased levels of two enzymes important to reducing oxidative stress in sickled RBCs: superoxide dismutase activity (SOD, p<0.05) and glutathione reductase activity (GSH, p<0.001), as well as significantly repairing membrane damage, as measured by phosphatidylserine (PS, p<0.01). Additionally, up to 12 weeks of etavopivat showed promising trends in reducing systemic biomarkers of inflammation and coagulation. Significant decreases were observed in TNF-alpha (p<0.001), prothrombin 1.2 (p<0.05), and D-dimer (p<0.01). In addition, improved oxygen delivery was observed as measured by significant decreases in erythropoietin levels (p<0.05).

Additional Clinical Updates

Additional etavopivat trials to begin late 2021/1H:22 and Hibiscus Study interim analysis update

The Company plans to initiate a Phase 2 trial in transfusion dependent SCD and both transfusion dependent and independent thalassemia prior to the end of the year, and a pediatric SCD trial beginning in the first half of 2022. The Company currently plans to conduct the first interim analysis in the Hibiscus Study in the latter part of 2022.

Additional FT-7051 clinical results in mCRPC to be presented in 2022

Men with metastatic castration-resistant prostate cancer (mCRPC) continue to be enrolled in the dose escalation portion of the Phase 1 trial. The Company plans to present updated results from the trial at a scientific conference in mid-2022.

Forward-looking Statements

The disclosure under this Item 8.01 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the Company’s beliefs and expectations regarding: future plans for the Company’s product candidates, including expectations regarding timing, trial enrollment, success and data announcements of the Company’s current and planned clinical trials; initial results for the etavopivat open label extension cohort of the Company’s Phase 1 clinical trial; therapeutic potential, clinical benefits, mechanisms of action as well as tolerability and safety of the Company’s product candidates; upcoming milestones and planned additional trials for the Company’s product candidates; presentation of data at upcoming scientific conferences; and the potential impact of COVID-19 on patient retention and enrollment, future operations, clinical trials or planned regulatory filings. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements under this Item 8.01 are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained under this Item 8.01, including, without limitation, those risks and uncertainties associated with the following: the impact of the COVID-19 pandemic on the Company’s business, operations, patient enrollment and retention, strategy, goals and anticipated milestones; the therapeutic potential and tolerability of the Company’s product candidates; the timing and completion of the Company’s clinical trials and final audit and quality controlled verification of initial data and related analyses; the timing associated with the initiation or continuation of any trials and success of ongoing and future clinical trials; the Company’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; any one or more of the Company’s product candidates may not be successfully developed and commercialized; regulatory developments in the United States and foreign countries; the Company’s ability to protect and maintain its intellectual property position; the impact of COVID-19 on the Company’s supply chain and production as well as global economies and financial markets; and the Company’s ability to fund operations; as well as those risks and uncertainties set forth more fully under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, to be filed with the U.S. Securities and Exchange Commission (SEC) and subsequent filings with the SEC. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained under this Item 8.01 represent the Company’s views only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press release issued by Forma Therapeutics Holdings, Inc. on December 11, 2021, furnished herewith.

99.2	Forma Therapeutics Holdings, Inc. Corporate Presentation, dated December 13, 2021, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMA THERAPEUTICS HOLDINGS, INC.

Date: December 13, 2021	By:	/s/ Jeannette Potts
Jeannette Potts, Ph.D., J.D.
SVP, General Counsel